UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 8, 2007

Healthaxis Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195

(Commission File Number)	(IRS Employer Identification No.)

7301 North State Highway 161, Suite 300, Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)

(972) 443-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03: AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On August 8, 2007, the Board of Directors of Healthaxis Inc. (the “Company”) approved an amendment to the Amended and Restated Articles of Incorporation of the Company to add a new Article 5(e), and approved an amendment to the Company’s Second Amended and Restated Bylaws to add a new Section 503, in each case to allow for the issuance of uncertificated shares of the Company. Through its ability to issue uncertificated shares, the Company may participate in the Direct Registration System, which is currently administered by The Depository Trust Company. The Direct Registration System allows a shareholder to have securities registered in his or her name without the issuance of physical certificates and allows a shareholder to electronically transfer securities to broker-dealers in order to affect transactions without the risk and delays associated with transferring physical certificates. The Board of Directors of the Company also approved an amendment to the Company’s Second Amended and Restated Bylaws to add a new Section 504 addressing the transfer of both certificated shares and uncertificated shares. The amendments to the Company’s Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws described above were effective upon the filing of Articles of Amendment with the Pennsylvania Department of State, which filing was effected on August 9, 2007.

The above described amendment to the Amended and Restated Articles of Incorporation is filed as Exhibit 3.1 and is incorporated herein by reference. The above described amendments to the Second Amended and Restated Bylaws are filed as Exhibit 3.2 and are incorporated herein by reference. The foregoing description of such amendments is qualified in its entirety by reference to the full text of such amendments attached hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description

3.1	Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, as filed on August 9, 2007.

3.2	Bylaw Amendment amending the Company’s Second Amended and Restated Bylaws, effective as of August 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2007

HEALTHAXIS INC.

	By:	/s/ Ronald K. Herbert

Ronald K. Herbert Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, as filed on August 9, 2007.

3.2	Bylaw Amendment amending the Company’s Second Amended and Restated Bylaws, effective as of August 9, 2007.